Exhibit 10.8a

AMENDMENT TO THE SRA INTERNATIONAL, INC.

401(k) SAVINGS PLAN

WHEREAS, SRA International, Inc. (the “Company”) currently maintains the SRA International, Inc. 401(k) Savings Plan as amended and restated effective January 1, 2001 (the “Plan”) for the benefit of its employees and their beneficiaries; and

WHEREAS, the Company has reserved the power to amend the Plan under Section 16.2 and the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Effective December 12, 1994, Section 18.14 of the Plan shall be amended to read as follows:

“Notwithstanding any other provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service (as defined in Code Section 414(u)(5)) will be provided in accordance with Section 414(u) of the Code and any applicable regulations thereunder.”

2.

Effective January 1, 1998, Section 2.33(a) of the Plan is amended to read as follows:

“An employee’s ‘compensation’ means Compensation as defined in Sections 2.14 and 2.15 of the Plan.”

3.

Effective January 1, 1998, Section 2.14 of the Plan shall be amended by adding to the end thereof the following:

“Further, for purposes of the limitation on Annual Additions, for limitation years beginning after December 31, 1997, Compensation paid or made available during such limitation years shall include any elective deferral (as defined in Code Section 402(g)(3)), any amount which is contributed or deferred by the employer at the election of the employee and which is not includable in the gross income of the employee by reason of section 125 or 457 of the Code, and any elective Code Section 132(f) qualified transportation fringe benefits.”

4.

Effective for Plan Years beginning after December 31, 1996, Section 4.5(c)(ii) of the Plan is amended by inserting after the existing second sentence thereof the following:

“Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1996, excess contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the excess contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any excess contributions. Excess contributions allocated to a participant shall be distributed from the participant’s Employer Matching Contribution Account.”

5.

Effective for Plan Years beginning after December 31, 1996, Section 5.2(c)(2)(A) of the Plan is amended by inserting at the end of the second paragraph thereof the following:

“Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1996, excess contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the excess contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any excess contributions. Excess contributions allocated to a participant shall be distributed from the participant’s Employer Salary Reduction Contribution Account and the participant’s Employer Matching Contribution Account (to the extent that it contains qualified matching contributions) in proportion to the Participant’s elective deferrals and qualified matching contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year.”

6.

Effective January 1, 2002, Section 5.1(a)(ii)(B) of the Plan is amended by deleting the phrase “twenty percent (20%)” in the first sentence thereof and by substituting in its place the phrase “fifty percent (50%)”.

7.

PREAMBLE

1.	Adoption and Effective Date of Amendment.

The amendment of the Plan set forth in this Part 7 is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

2.	Supersession of Inconsistent Provisions.

This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Section I. Limitations on Contributions.

1.1.	Effective Date.

This section shall be effective for limitation years beginning after December 31, 2001.

1.2.	Maximum Annual Addition.

Except to the extent permitted under Section VIII of this amendment and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(b)	100 percent of the participant’s compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year. The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

Section II. Increase in Compensation Limit.

The annual compensation of each participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

Section III. Modification of Top-Heavy Rules.

3.1.	Effective Date.

This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under section 416(g) of the Code for Plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Article IX of the Plan.

3.2.	Determination of Top-Heavy Status.

3.2.1	Key Employee.

Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

3.2.2 Determination of Present Values and Amounts.

This section 3.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

3.2.2.1	Distributions During Year Ending on the Determination Date.

The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

3.2.2.2	Employees not Performing Services During Year Ending on the Determination Date.

The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3.3.	Minimum Benefits.

3.3.1	Matching Contributions.

Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

3.3.2 Contributions Under Other Plans.

The minimum benefit requirement may be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).

Section IV. Direct Rollovers of Plan Distributions.

4.1.	Effective Date.

This section shall apply to distributions made after December 31, 2001.

4.2.	Modification of Definition of Eligible Retirement Plan.

For purposes of the direct rollover provisions in Article VIII of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

4.3.	Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions.

For purposes of the direct rollover provisions in Article VIII of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

4.4.	Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions.

For purposes of the direct rollover provisions in Article VIII of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Section V. Rollovers from Other Plans.

5.1.	Participant Rollover Contributions and/or Direct Rollovers.

The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the following types of plans:

(a)	The Plan will accept a direct rollover of an eligible rollover distributions from:

(i)	A qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

(ii)	An annuity contract described in section 403(b) of the Code.

(iii)	An eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(b)	The Plan will accept a Participant contribution of an eligible rollover distribution from:

(i)	A qualified plan described in section 401(a) or 403(a) of the Code.

(ii)	An annuity contract described in section 403(b) of the Code.

(iii)	An eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(c)	The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

5.2.	Effective Date of Direct Rollover and Participant Rollover Contribution Provisions.

Section V, Rollovers From Other Plans, shall be effective on January 1, 2002.

Section VI. Repeal of the Multiple Use Test.

The multiple use test described in Treasury Regulation section 1.401(m)-2 and Article V of the Plan shall not apply for Plan Years beginning after December 31, 2001.

Section VII. Elective Deferrals – Contribution Limitation.

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section VIII of this amendment and section 414(v) of the Code, if applicable.

Section VIII. Catch-Up Contributions.

All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. This section shall be effective for contributions after December 31, 2001.

Section IX. Suspension Period Following Hardship Distribution.

A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

Section X. Distribution Upon Severance From Employment.

A Participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed. Section X, Distribution Upon Severance from Employment, shall apply for distributions after December 31, 2001, regardless of when the severance from employment occurred.

Section XI. Plan Loans For Owner-Employees and Shareholder Employees.

Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any owner-employee or shareholder-employee, if any, shall cease to apply.

Section XII. Rollovers Disregarded in Involuntary Cash-Outs.

Effective for distributions made after December 31, 2001, for purposes of Section 8.6 of the Plan, the value of a participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant’s nonforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the participant’s entire nonforfeitable account balance.

8.

REQUIRED MINIMUM DISTRIBUTIONS

ARTICLE I

1.1. Effective Date. The provisions set forth in Part 8 of this Amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

1.2. Coordination with Minimum Distribution Requirements Previously in Effect. If the effective date of this Amendment is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Amendment will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment equals or exceeds the required minimum distributions determined under this Amendment, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment is less than the amount determined under this Amendment, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Amendment.

1.3. Precedence. The requirements of this Amendment will take precedence over any inconsistent provisions of the Plan.

1.4. Requirements of Treasury Regulations Incorporated. All distributions required under this Amendment will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

1.5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Amendment, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

ARTICLE II

TIME AND MANNER OF DISTRIBUTION

2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in Article VI, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in Article VI, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2.2 and Article IV, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Articles III and IV of this Amendment. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

ARTICLE III

REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Article III beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

ARTICLE IV

REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

4.1.	Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2.	Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. Except as provided in Article VI, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

ARTICLE V

DEFINITIONS

5.1. Designated beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

5.4. Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5. Required beginning date. The date specified in the Plan when distributions under Section 401(a)(9) of the Internal Revenue Code are required to being.

9.

COMPENSATION

6.1 Effective Date. The provisions of this Part 9 shall be effective for plan years beginning after December 31, 2001.

6.2 For purposes of the definition of Compensation under Section 2.14 and Considered Compensation under Section 2.15, amounts under Section 125 include any amounts not available to a Member in cash in lieu of group health coverage because the Member is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 only if the Employer does not request or collect information regarding the Member’s other health coverage as part of the enrollment for the health plan.

10.

The following sentence is added at the end of Section 16.6 to read in its entirety as follows:

“Whenever another plan is merged into this Plan, any special provisions regarding such merger shall be set forth in an Appendix to this Plan.”

11.

The following Appendix A shall be added at the end of the Plan, effective as of January 1, 2003:

APPENDIX A

PROVISIONS RELATING TO THE MERGER

OF THE MARASCO NEWTON GROUP, LTD. SAVINGS PLAN

The Marasco Newton Group, Ltd. Savings Plan (the “MNG Plan”) shall be merged into this Plan effective as of January 1, 2003 (the “Merger Date”). Effective as of the Merger Date the assets of the MNG Plan shall be transferred to this Plan and this Plan shall assume all liabilities for the benefits accrued under the terms of the MNG Plan.

MNG Group Ltd. shall become an Employer effective as of December 27, 2002 and each employee of MNG Group Ltd. who qualifies as an Eligible Employee shall become a Participant under this Plan effective as of December 27, 2002 for purposes of receiving an allocation of Grant Shares pursuant to Section 6.4(f) of the Plan and effective as of the Merger Date for all other purposes of the Plan. Thereafter, employees of the Marasco Newton Group shall become Participants in this Plan in accordance with the provisions of Section 3.1 of this Plan. Service with Marasco Newton Group, Ltd. prior to the Merger Date shall be treated as Service under Section 2.54 of the Plan.

The balance of the Account or Accounts of each Participant who was formerly covered under the MNG Plan shall include the Participant’s Account balance under the MNG Plan as of the Merger Date, and the Participant’s account balance under the MNG Plan shall be payable under this Plan in accordance with all payment forms, options or terms as were then available under the MNG Plan (to the extent any such payment option or terms are different from payment forms, options and terms generally available under this Plan). Any amounts relating to contributions made on or after the Merger Date shall be paid under the terms of this Plan and, for the avoidance of doubt, no such amount shall be available for any in-service distribution except as permitted under Article X of the Plan.

Except as permitted by Treasury Regulations (including Regulations § 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulations § 1.401(k)-1(g)(3)), including amounts treated as elective contributions, shall be subject to the distribution limitations provided for in Regulation § 1.401(k)-1(d).

IN WITNESS WHEREOF, SRA International, Inc. has caused this Second Amendment to be executed on this 31st day of December, 2002.

SRA INTERNATIONAL, INC.

By:	/s/ C. Wayne Grubbs
Print Name:	C. Wayne Grubbs
Title:	VP, Assistant Secretary